SUNSHINE BANCORP, INC. ANNOUNCES MEMBER APPROVAL OF PLAN OF CONVERSION

Plant City, Florida, June 30, 2014 – Sunshine Bancorp, Inc. (the “Company”), a Maryland corporation and the proposed holding company for Sunshine State Federal Savings and Loan Association (the “Bank”), announced today that the Bank’s members have approved the Bank’s Plan of Conversion pursuant to which the Bank will convert to a stock savings bank and become the wholly owned subsidiary of the Company and the Company will sell shares of its common stock.

Based upon preliminary results, the subscription offering that closed on June 17, 2014 was oversubscribed in the first category of the subscription offering by eligible account holders as of September 30, 2012. No further orders will be accepted. The number of shares to be sold in connection with the conversion and stock offering will be based on a final appraisal and receipt of final regulatory approvals. Subject to the receipt of final regulatory approvals, the Company will provide allocation information as soon as it is available and announce a closing date.

Forward-Looking Statements

This press release contains forward-looking statements about the offering.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the offering, delays in receiving final regulatory approvals, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and the Bank are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer will be made only by means of the written prospectus forming part of the registration statement.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.